EXHIBIT 99.1

IMPERIAL INDUSTRIES, INCORPORATED

Moderator: S. Daniel Ponce

August 14, 2007

3:00 pm CT

Coordinator:

Hello and welcome to today’s teleconference. All lines are currently in a listen-only mode. Following today’s presentation, there will be a question and answer session.

If you would like to ask a question or make a comment, please press star 1 on your telephone touch pad.

Today’s conference is being recorded. If you have any objections, you may disconnect at this time.

I’d now like to turn the call over to today’s first presenter, Mr. S. Daniel Ponce. Sir, you may begin.

Danny Ponce:

Thank you Ed.

Good afternoon everybody. I’d like to welcome everyone to the Imperial Industries, Inc. investor conference call. The purpose of the conference call is to discuss recent corporate developments relative to this morning’s second quarter 2007 Earnings Release.

The second quarter results were released this morning, Tuesday, August 14, 2007 before the market opened. If for some reason you have not received a copy of the news release, you may obtain a copy from the Company’s Web site www.imperialindustries.com.

In addition, the Company refers you to its most recent Form 10-Q filed with the Securities and Exchange Commission today, August 14, 2007 for a more in-depth discussion of matters related to the Company’s financial performance for the six months ended June 30, 2007.

On today’s call we have myself, the Company’s Chairman of the Board, S. Daniel Ponce as well as our Company’s Executive Vice President/Chief Operating Officer, Howard Ehler, Jr. and Mr. Steven Healy, who is our Company’s Chief Financial Officer.

I will provide a brief overview of the Company and then we’ll turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, we will entertain any questions you might have.

Before we get started I would like to remind you that this conference call may contain forward-looking statements regarding future events or the future financial performance of the Company, including without limitation growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward-looking statements are based upon the information available to the Company’s management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company’s future performance involves many risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results may vary. Please refer to the cautionary statements regarding such matters included in the Company’s most recent Form 10-Q and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company’s performance and then turn the discussion over to Mr. Ehler and Mr. Healy.

The building materials industry continues to face difficult market conditions due to the significant downturn in residential construction activity since the middle of last year.

We are continuing to focus on measures to strengthen our balance sheet and posture our Company for growth when construction markets rebound.

We are also identifying new product offerings as well as additional markets in areas that may have strong demand for our products. For example, the New Orleans area reconstruction efforts are now increasing to a point that we expect strong demand for our products and as such we’ve entered into a lease for a distribution facility in New Orleans, which is currently scheduled to open in the fourth quarter of 2007.

Now I would like to turn the discussion over to Mr. Howard Ehler so he can discuss the actual financial performance of the Company for the quarter ended June 30, 2007.

Howard.

Howard Ehler:

Thank you Danny.

I’d like to briefly provide the financial highlights for the six and three months ended June 30, 2007.

Net sales for the second quarter ended June 30, 2007 were $13,576,000, compared to $20,436,000 in the same period in 2006. For the second quarter ended June 30, 2007 the Company had a net loss of $152,000, or $.06 per diluted share, compared to net income of $1,116,000, or $.43 per diluted share, in the same period in 2006.

Net sales for the six months ended June 30, 2007 were $30,107,000, compared to $40,469,000 for the same period in 2006. Net income for the six months ended

June 30, 2007 was $229,000, or $.09 per diluted share, compared to $2,197,000, or $.86 per diluted share, for the same period of 2006.

The second quarter and sixth month 2007 results reflect a continued decline in demand for our product due to the significant decrease in new residential construction activity in Florida which is our primary trade area.

Operating results for the comparable 2006 period benefited from a strong construction market.

The Company expects to continue to realize solid demand for our products in our operations in the areas impacted by Hurricane Katrina that struck the Gulf Coast area of the Southeast United States in August 2005

Danny Ponce:

Thank you Howard.

At this time, we’ll open up the call to your questions. Please limit yourself to one question each so there’ll be time to allow everybody to ask at least one question. If you have more than one question, time permitting, we’ll allow a second round of questions.

In order to ask a question, callers need to hit star 1 and you’ll be queued up and advised when to speak by the operator.

Thank you so much and we’ll await your questions.

Coordinator:

Thank you. At this time, please press star 1 on your telephone touch pad if you have a question or would like to make a comment.

Please record your name. One moment please for the questions to register.

Once again, that’s star 1 for a question or a comment please.

Sir, at this time we are showing no questions.

Danny Ponce:

Well, I guess we haven’t attracted enough interest today.

Coordinator:

Once again, that’s star 1 on your telephone touch pad if you would like to ask a question or make a comment.

Sir, we’re still showing no questions.

Danny Ponce:

Okay, well we’ll just…

Coordinator:

I’m sorry; we do have a question.

Danny Ponce:

There we go.

Coordinator:

(Unintelligible). Our first question comes from William Oakland from Oakland Associates.

William Oakland:

Can you give us some guidance on your third quarter and the rest of the year; what to expect in sales and earnings?

Danny Ponce:

William, I don’t know how long you’ve been a shareholder in the Company, but we’ve always refrained from giving any guidance for future periods. That has been an historical practice of the Company, so unfortunately at this point in time, I can’t answer any questions beyond anything that ended June 30, 2007.

William Oakland:

Well, then all I can say is to rethink your policy and give some guidance and comments on what’s going to be what the third quarter looks like it will be better than the second - something. I think that’s too rigid a policy; not very helpful.

Danny Ponce:

Okay. Well, we hate to disappoint you, but that’s just our Company’s policy, but we’ll be glad to revisit it. We’ll bring it up at the next board meeting.

Any other questions?

Coordinator:

Sir, there are no additional parties queued up for questions.

Danny Ponce:

Okay. Thank you all for participating today and for those of you who might hear this recording down the road - I guess it’s being recorded and you’ll be able to hear it for the next 30 days or so.

We appreciate your interest in the Company. I’d like to take this opportunity to thank our shareholders, our employees and our investors in the Company for your diligence, for your time and for your continued belief in the Company.

We believe the future is bright for our Company. We have continued to not only invest in the infrastructure of the Company, but also posture ourselves for future growth. We feel very good about what the future prospects of the Company will be.

Thank you so much. Bye bye everybody. Have a good day.

Howard Ehler:

Thank you.

Coordinator:

Thank you for attending today’s teleconference. This concludes today’s call. You may disconnect your line at this time and have a good day.

END